Exhibit 99.2

News Release

Investor Contacts:

KCSA Strategic Communications

Philip Carlson / Brad Nelson

+1 212.896.1233 / +1 212.896.1217

pcarlson@kcsa.com / bnelson@kcsa.com

MagneGas Signs Agreement to Treat Medical and Pharmaceutical Waste

Company Continues to Execute on Sterilization Strategy by Signing Letter of Intent with Pioneer Recycling

TAMPA – 10/14/14 – MagneGas® Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a technology company that includes among its inventions a patented process that converts liquid waste into a hydrogen-based fuel, announced today it has signed a Letter of Intent (“LOI”) with Pioneer Recycling, LLC (“Pioneer”), a Tampa-based waste disposal provider, to test and treat liquid medical waste and expired pharmaceuticals.

“Today’s announcement marks the next step in MagneGas’ strategy of pursuing opportunities in the liquid sterilization market by forging relationships with key stakeholders in the industry. Working with partners like Pioneer is crucial to helping us penetrate this lucrative market,” said Ermanno Santilli, CEO of MagneGas. “We are excited to work with Pioneer on this key Company initiative and to pursue similar opportunities to leverage our technology for other treatment applications such as manure and fish farm water.”

The agreement calls for Pioneer to provide initial testing of medical waste and expired pharmaceuticals. After that, the waste will be processed in a MagneGas recycler located at Pioneer’s facility. Current treatment of medical waste includes the use of incineration systems. The Company believes the MagneGas process will treat waste at a lower cost and with fewer potential emission complications.

Ultimately, the companies want to form a joint venture to market a comprehensive treatment solution. According to a May 26, 2014 report by Transparency Market Research, the medical waste industry is expected to grow 5% annually from 2013-2019, reaching $20.1 billion by 2019.

“The LOI with MagneGas will give us a unique opportunity to develop what we believe will be a cost-effective and highly efficient process for sterilizing, treating and recycling all types of medical and pharmaceutical waste. The recent Ebola outbreak underscores the need for new and more efficient ways to treat these waste streams. We have established a great working relationship with MagneGas and we are excited to pursue this opportunity,” commented Carl Dilley, CEO of Pioneer.

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About Pioneer Recycling, LLC

Pioneer Recycling, LLC is a Florida based industrial and commercial recycler formed in 2001. Pioneer has become a leader in developing new technologies in pursuit of completely closed loop recycling programs for Industrial and commercial businesses. Its mission is “Recycling Today for Our Children Tomorrow” and the Company actively pursues advanced recycling technologies.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is a technology Company that counts among its inventions, a patented process that converts liquid waste into hydrogen based fuels. The Company currently sells MagneGas® into the metal working market as a replacement to acetylene. It is also selling equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.